EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Radian Group Inc. on Form S-8 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Philadelphia, PA
November 15, 2004